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                                                                   EXHIBIT 10.20
[MEDICALCV, INC. LETTERHEAD]



30 August 2001

Allan Seck
Sr. Vice President Marketing & Sales
MedicalCV, Inc.

Dear Al:

As further clarification of your Employment Agreement dated 5 May 1999 with MedicalCV, Inc., the following are additional points of clarification.

          o Incentive payment of 1% of sales above $3.5 million will be paid through fiscal 2002.
          o A new executive & sales incentive plan will be developed which you will be included in.
          o An increase in compensation not to exceed 15% to reflect your promotion to Sr. Vice President effect 1 October 2001

The new incentive plan must be approved by the Board of Directors in conjunction with the annual and long range business plan.

Please indicate your understanding and acceptance of the terms outlined above by signing below.


Regards,

/s/ Blair P. Mowery
-------------------
Blair P. Mowery
President & CEO


Agreed and Accepted:

Signature: /s/ Allan R. Seck
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Date:      August 30, 2001
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